IFLM Releases Letter to Shareholders

LOS ANGELES, California, January 25, 2012/ Independent Film Development Corporation (OTCBB: IFLM) an international distributor of digital films and producer to the multi billion dollar Independent Film Industry announced today that it has released the following letter to shareholders from its Chief Executive Officer:

Dear Shareholders,

I would like to start out the year with our first letter to shareholders to update you on  the current status of the company and our objectives and milestones for the coming year 2012. As you know, Independent Film Development Corporation (IFLM) was created by veteran independent filmmakers intent on becoming an all in one resource for films produced outside the studios.

 Typically, when a film is produced at the studio level it has nearly unlimited resources for development, preparation, production, press and marketing and most importantly selling the film domestically and to the nearly 60 foreign countries that currently buy U.S. films (foreign sales account for at least 50% of all income for all U.S. films).  The independent filmmaker does not have these resources, forcing it to make relationships with several different entities to create, produce and sell an independent film. IFLM executives have extensive relationships with content providers, such as studios, producers, and film libraries, all with track records that management feels will continuously draw new business opportunities.

IFLM, through its wholly owned website, HollywoodIndy.com, is creating its one stop shop for filmmakers in their quest to produce and sell their films while giving IFLM the opportunity to profit from multiple revenue streams and from multiple films at once instead of the slow laborious process of producing one film at a time from start to finish.
IFLM’s business plan has three distinct components:

1.    Development and Production
2.    Press and Marketing
3.    Sales and Distribution

All three components give IFLM the unique opportunities that overlap each other which management believes will allow ILFM to build the maximum amount of profits from each film while giving the producer the maximum amount of opportunity for success with its film.  The components are summarized as follows:

1.   Development and Production:  Simply put, this is the process of creating a film project from the beginning stages; from the genesis of the concept through script or adaption of a book.  IFLM can come in at the next level, such as attaching the Director and lead actors or at the acquisition of funding phase or actually produce the film itself.

IFLM can come in at any step along the way, from the earliest concept of script to helping locate finishing funds or come in as a producer for hire or all of the above with little to no financial risk.   Whatever IFLM’s involvement is, it will have a portion of ownership in the film. IFLM can participate in production at little to no risk in the following ways:

A: As Executive Producer, which will build IFLM’s name brand and industry awareness.
B:  As Producer, IFLM would receive fees directly from the production budget for either Executive Producing or physical production or both.
C:  By sharing in a percentage of ownership of back-end profits of the film.

D:  By distribution of the film.

Development & Production: Cross over opportunities with our other two components:

Press and Marketing – IFLMs web property, Hollywood Indy can help market and build awareness of the film in development, production and sale.

Sales and Distribution: IFLM plans to control most or all domestic and foreign sales of the project as part of its contract. In addition, running a foreign sales company will incentivize many independent projects to work with IFLM in their beginning stages.

2.   Press & Marketing: This is what we see on every commercial, billboard, or Internet site for every major studio release. The problem for Indy filmmakers is they do not have the resources or the additional finances to do a marketing blitz for their film. What IFLM plans to do is a unique and totally novel approach to helping filmmakers get the maximum amount of PR for the least amount of money with the launch of IFLM’s web property, HollywoodIndy.com.

HollywoodIndy is aiming to be an entertainment industry web property, revolving around all aspects of the film and television business, using social networking and resources to attract the entire entertainment community and create awareness of the individual professionals and production companies and their projects as well as for the fan's insatiable appetite to keep up with their favorite celebrities, filmmakers and artists.

Press & Marketing: Cross opportunities with our two other components:

Development and Marketing: by bringing more awareness to IFLM and thus creating more opportunities for IFLM to partner with great projects early on in their development process.

Sales and Distribution: IFLM aims to be a leading proponent and supporter of Indy films and build a trust that will give filmmakers the confidence to hand their films over to IFLM for sales representation. Management expects many Indy projects will come into HollywoodIndy from a multitude of directions.  HollywoodIndy will track these projects/films in their early stages and will hone in on the diamonds in the rough, directing our sales team to acquire the films long before other sales companies have the opportunity.

3. Sales and Distribution is one of the safest and best profit centers in the entire entertainment industry.  Every film made has to be sold not only in the U.S. and Canada but to the nearly 60 countries around the world. This accounts for over 50% of all monies made by the average indy film. The typical independent filmmaker does not have the time, understanding, connections or finances to sell their films worldwide.  IFLM is planning on building a top tier Indy Sales & Distribution team which has strong relationships with distributors worldwide, having previously sold hundreds of films to the worldwide market, which can also benefit from IFLM’s HollywoodIndy brand. Sales companies take a percentage of the profit on every dollar they bring in, varying from 15% up to 50%, at an average of about 25%. In addition to this, the sales company takes an upfront fee they call a marketing fee that usually ranges from $25,000 to $100,000; more for larger films.  Furthermore, plans call for the  sales company to take a percentage, plus its marketing fees, plus any monies it has expended on the film up to that time before any monies are paid back to the filmmaker or their investors.

Sales & Distribution: Cross over opportunities with our two other components

Development and Production:  Probably the number one factor in attaining financing for an Indy film is to acquire distribution early in its development process. Guaranteed distribution can help attain a higher level director and lead actors. Films in development literally flock to sales companies for this reason, giving sales companies the cream of the crop of choice of the best indy films. Sales companies also have the unique ability to actually borrow money on an unmade film by “pre-selling” a film and using those sales to acquire a bank loan for the film giving the sales company an even greater share in the profits and nearly an absolute guarantee on the return of their investment since they have already pre-sold the territories.

Press and Marketing: The sales company will use HollywoodIndy to build awareness and to locate new and completed films looking for distribution.

In summary, IFLM is planning on building a fully integrated Independent film development and distribution company with multiple forms of revenue streams that can stand alone as a leader in the multi billion dollar independent film market.  The company plans to continue building out and integrating these vertical components to build shareholder value.

Sincerely,

Jeff Ritchie

Chief Executive Officer

Independent Film Development Corporation

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Independent Film Development Corporation and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

    Independent Film Development Corporation

    310-295-1711
    ir@iFilmsInc.com